Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2013 RESULTS

- Announces quarterly cash dividend of $0.025 per share -

SANTA MONICA, CALIFORNIA, February 27, 2014 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2013.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 9. Unaudited financial highlights are as follows:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Net revenue	$60,093	$63,752	(6)%	$223,916	$223,253	0%
Operating expenses (1)	35,931	33,671	7%	135,242	130,074	4%
Corporate expenses (2)	5,527	5,449	1%	19,771	17,976	10%

Consolidated adjusted EBITDA (3)	19,762	25,342	(22)%	73,003	76,863	(5)%

Free cash flow (4)	$13,499	$15,626	(14)%	$39,051	$34,835	12%
Free cash flow per share, basic (4)	$0.15	$0.18	(17)%	$0.45	$0.41	10%
Free cash flow per share, diluted (4)	$0.15	$0.18	(17)%	$0.45	$0.40	13%

Net income (loss) applicable to common stockholders	$9,521	$7,697	24%	$(7,747)	$13,601	NM

Net income (loss) per share applicable to common stockholders, basic and diluted	$0.11	$0.09	22%	$(0.09)	$0.16	NM

Weighted average common shares outstanding, basic	88,086,641	85,945,116		87,401,123	85,882,646
Weighted average common shares outstanding, diluted	90,626,583	86,593,768		87,401,123	86,314,206

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million of non-cash stock-based compensation for each of the three-month periods ended December 31, 2013 and 2012, and $1.1 million and $0.9 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2013 and 2012, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).
(2)	Corporate expenses include $1.0 million and $0.6 million of non-cash stock-based compensation for the three-month periods ended December 31, 2013 and 2012, respectively, and $3.7 million and $1.7 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2013 and 2012, respectively.
(3)	Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $324 million aggregate principal amount of 8.750% senior secured first lien notes (the “Notes”), which were fully redeemed on August 2, 2013, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the fourth quarter, we achieved continued growth in core advertising revenue (excluding retransmission consent revenue and political advertising revenue) as our television segment once again outperformed the television broadcast industry. Continuing the trend of the last several years, we also experienced an increase in retransmission consent revenue. Nonetheless, our improved core revenue performance was offset by decreased political revenue, which benefited from the presidential election last year, and was not material in 2013. As a result, net revenue was lower in the quarter. However, we improved our net income over the fourth quarter of 2012 as we benefited from the successful refinancing of our debt. Also for the year 2013, we are particularly pleased to have achieved nominal revenue growth over 2012, during which we benefited from a record $17 million in political advertising revenue. Our audience shares remain strong in the nation’s most densely populated Hispanic markets, and we believe we are well positioned to benefit as the U.S. Hispanic market continues to expand and advertisers increasingly recognize the importance of reaching our target audience.”

Announces Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.025 per share of the Company’s Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.2 million. The quarterly dividend will be payable on March 31, 2014 to shareholders of record as of the close of business on March 14, 2014, and the common stock will trade ex-dividend on March 12, 2014. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis. Any decision to pay future cash dividends will be subject to further approval by the Board.

Interest Rate Swaps, Prepayment of Outstanding Debt and Cash Dividend

On December 16, 2013, the Company entered into three forward-starting interest rate swap agreements with an aggregate notional amount of $186.0 million, as a requirement under the Company’s senior secured term loan credit facility entered into on May 31, 2013. The swaps take effect on December 31, 2015 with a maturity date of December 31, 2018. During that period, the swaps provide for a fixed interest rate of 5.23% on $186.0 million of the Company’s outstanding debt.

During the fourth quarter of 2013, the Company prepaid $10 million of term loans under the Company’s senior secured term loan credit facility.

Also during the fourth quarter of 2013, the Company declared and paid a cash dividend of $0.125 per share to shareholders of the Company’s Class A, Class B and Class U common stock. The dividend consisted of a special cash dividend of $0.10 per share and a quarterly cash dividend of $0.025 per share. The total amount of cash disbursed for the dividends was $11.0 million.

Entravision Communications

Financial Results

Note Regarding Preliminary Quarterly Results

In connection with the preparation of our financial statements for the three- and twelve-month periods ended December 31, 2013, we are currently in the process of finalizing the provision for income taxes, specifically as it relates to the continued need for a valuation allowance against our deferred tax assets. We intend to complete this process in time to permit a timely filing of our annual report for the period ended December 31, 2013.

Three-Month Period Ended December 31, 2013 Compared to Three-Month Period Ended

December 31, 2012

(Unaudited)

	Three Months Ended December 31,
	2013	2012	% Change
Net revenue	$60,093	$63,752	(6)%
Operating expenses (1)	35,931	33,671	7%
Corporate expenses (1)	5,527	5,449	1%
Depreciation and amortization	3,565	3,990	(11)%

Operating income (loss)	15,070	20,642	(27)%
Interest expense, net	(3,598)	(8,614)	(58)%
Gain (loss) on debt extinguishment	(141)	(2,513)	(94)%

Income (loss) before income taxes	11,331	9,515	19%
Income tax (expense) benefit	(1,810)	(1,818)	(0)%

Net income (loss)	$9,521	$7,697	24%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $60.1 million for the three-month period ended December 31, 2013 from $63.8 million for the three-month period ended December 31, 2012, a decrease of $3.7 million. Of the overall decrease, $2.7 million was generated by our television segment and was primarily attributable to a decrease in political advertising revenue, which was not material in 2013, partially offset by increases in local advertising revenue and retransmission consent revenue. Additionally, $1.0 million of the overall decrease was generated by our radio segment and was primarily attributable to a decrease in political advertising revenue, which was not material in 2013, partially offset by an increase in local advertising revenue.

Operating expenses increased to $35.9 million for the three-month period ended December 31, 2013 from $33.7 million for the three-month period ended December 31, 2012, an increase of $2.2 million. The increase was primarily attributable to an increase in performance based commissions and bonuses associated with the increase in local revenue, and an increase in salary expense.

Corporate expenses increased to $5.5 million for the three-month period ended December 31, 2013 from $5.4 million for the three-month period ended December 31, 2012, an increase of $0.1 million. The increase was primarily attributable to an increase in non-cash compensation expense.

Entravision Communications

Twelve Months Ended December 31, 2013 Compared to Twelve Months Ended December 31, 2012

(Unaudited)

	Twelve Months Ended December 31,
	2013	2012	% Change
Net revenue	$223,916	$223,253	0%
Operating expenses (1)	135,242	130,074	4%
Corporate expenses (1)	19,771	17,976	10%
Depreciation and amortization	14,953	16,426	(9)%

Operating income (loss)	53,950	58,777	(8)%
Interest expense, net	(24,587)	(35,321)	(30)%
Gain (loss) on debt extinguishment	(29,675)	(3,743)	NM

Income (loss) before income taxes	(312)	19,713	NM

Income tax (expense) benefit	(7,435)	(6,112)	22%

Net income (loss)	$(7,747)	$13,601	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $223.9 million for the year ended December 31, 2013 from $223.3 million for the year ended December 31, 2012, an increase of $0.6 million. Of the overall increase, $0.5 million was generated by our radio segment and was primarily attributable to an increase in local advertising revenue, partially offset by a decrease in political advertising revenue, which was not material in 2013. Additionally, the balance of the overall increase was generated by our television segment and was primarily attributable to increases in local advertising revenue and retransmission consent revenue, partially offset by a decrease in political advertising revenue, which was not material in 2013.

Operating expenses increased to $135.2 million for the year ended December 31, 2013 from $130.1 million for the year ended December 31, 2012, an increase of $5.1 million. The increase was primarily attributable to an increase in performance based commissions and bonuses associated with the increase in local revenue, and an increase in salary expense, partially offset by a decrease in bad debt expense.

Corporate expenses increased to $19.8 million for the year ended December 31, 2013 from $18.0 million for the year ended December 31, 2012, an increase of $1.8 million. The increase was primarily attributable to an increase in non-cash stock-based compensation expense.

Loss on debt extinguishment increased to $29.7 million for the year ended December 31, 2013 from $3.7 million for the year ended December 31, 2012, an increase of $26.0 million. The increase was primarily attributable to the premium associated with the redemption of our Notes, the unamortized bond discount, and finance costs.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net Revenue
Television	$42,705	$45,373	(6)%	$156,994	$156,839	0%
Radio	17,388	18,379	(5)%	66,922	66,414	1%

Total	$60,093	$63,752	(6)%	$223,916	$223,253	0%

Operating Expenses (1)
Television	$20,901	$19,921	5%	$79,420	$77,235	3%
Radio	15,030	13,750	9%	55,822	52,839	6%

Total	$35,931	$33,671	7%	$135,242	$130,074	4%

Corporate Expenses (1)	$5,527	$5,449	1%	$19,771	$17,976	10%

Consolidated adjusted EBITDA (1)	$19,762	$25,342	(22)%	$73,003	$76,863	(5)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2013 fourth quarter and full year results on February 27, 2014 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and digital operations to reach Latino consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMas network, with television stations in 20 of the nation’s top 50 Latino markets. The company owns and/or operates 58 primary television stations and also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations. Additionally, Entravision has a variety of cross-platform digital content and sales offerings designed to capitalize on the company’s leadership position within the Latino broadcasting community. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands)

	December 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$43,822	$36,130
Trade receivables, net of allowance for doubtful accounts	57,043	48,030
Prepaid expenses and other current assets	4,518	4,245

Total current assets	105,383	88,405
Property and equipment, net	58,765	61,435
Intangible assets subject to amortization, net	19,812	22,349
Intangible assets not subject to amortization	220,701	220,701
Goodwill	36,647	36,647
Other assets	7,404	8,514

Total assets	$448,712	$438,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$150
Advances payable, related parties	118	118
Accounts payable and accrued expenses	31,306	39,158

Total current liabilities	35,174	39,426
Long-term debt, less current maturities (net of bond discount of $0 and $2,982)	360,313	340,664
Other long-term liabilities	6,786	7,359
Deferred income taxes	51,987	45,201

Total liabilities	454,260	432,650

Stockholders’ equity (deficit)
Class A common stock	6	5
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	927,377	930,814
Accumulated deficit	(933,168)	(925,421)
Accumulated other comprehensive income	234	—

Total stockholders’ equity (deficit)	(5,548)	5,401

Total liabilities and stockholders’ equity (deficit)	$448,712	$438,051

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2013	2012	2013	2012
Net revenue	$60,093	$63,752	$223,916	$223,253

Expenses:
Direct operating expenses	27,613	24,453	103,686	92,256
Selling, general and administrative expenses	8,318	9,218	31,556	37,818
Corporate expenses	5,527	5,449	19,771	17,976
Depreciation and amortization	3,565	3,990	14,953	16,426

	45,023	43,110	169,966	164,476

Operating income (loss)	15,070	20,642	53,950	58,777
Interest expense	(3,614)	(8,677)	(24,631)	(35,407)
Interest income	16	63	44	86
Gain (loss) on debt extinguishment	(141)	(2,513)	(29,675)	(3,743)

Income (loss) before income taxes	11,331	9,515	(312)	19,713
Income tax (expense) benefit	(1,810)	(1,818)	(7,435)	(6,112)

Net income (loss) applicable to common stockholders	$9,521	$7,697	$(7,747)	$13,601

Basic and diluted earnings per share: Net income (loss) per share applicable to common stockholders, basic and diluted	$0.11	$0.09	$(0.09)	$0.16

Weighted average common shares outstanding, basic	88,086,641	85,945,116	87,401,123	85,882,646

Weighted average common shares outstanding, diluted	90,626,583	86,593,768	87,401,123	86,314,206

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$9,521	$7,697	$(7,747)	$13,601
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,565	3,990	14,953	16,426
Deferred income taxes	1,542	2,992	6,597	6,477
Amortization of debt issue costs	209	578	1,647	2,284
Amortization of syndication contracts	137	151	587	707
Payments on syndication contracts	(263)	(329)	(1,258)	(1,698)
Non-cash stock-based compensation	1,253	888	4,771	2,651
(Gain) loss on debt extinguishment	141	2,513	29,675	3,743
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(5,005)	(229)	(8,706)	(3,740)
(Increase) decrease in prepaid expenses and other assets	814	1,377	(509)	321
Increase (decrease) in accounts payable, accrued expenses and other liabilities	2,856	6,726	(7,255)	(740)

Net cash provided by (used in) operating activities	14,770	26,354	32,755	40,032

Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,606)	(3,354)	(10,174)	(9,856)

Net cash provided by (used in) investing activities	(2,606)	(3,354)	(10,174)	(9,856)

Cash flows from financing activities:
Proceeds from issuance of common stock	66	—	2,806	23
Payments on long-term debt	(10,937)	(41,200)	(375,984)	(61,800)
Dividend paid	(11,014)	(10,313)	(11,014)	(10,313)
Proceeds from borrowings on long-term debt	—	20,000	375,000	20,000
Payments of capitalized debt offering and issuance costs	(3)	(595)	(5,697)	(675)

Net cash provided by (used in) financing activities	(21,888)	(32,108)	(14,889)	(52,765)

Net increase (decrease) in cash and cash equivalents	(9,724)	(9,108)	7,692	(22,589)
Cash and cash equivalents:
Beginning	53,546	45,238	36,130	58,719

Ending	$43,822	$36,130	$43,822	$36,130

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2013	2012	2013	2012
Consolidated adjusted EBITDA (1)	$19,762	$25,342	$73,003	$76,863

Interest expense	(3,614)	(8,677)	(24,631)	(35,407)
Interest income	16	63	44	86
Gain (loss) on debt extinguishment	(141)	(2,513)	(29,675)	(3,743)
Income tax (expense) benefit	(1,810)	(1,818)	(7,435)	(6,112)
Amortization of syndication contracts	(137)	(151)	(587)	(707)
Payments on syndication contracts	263	329	1,258	1,698
Non-cash stock-based compensation included in direct operating expenses	(294)	(45)	(1,070)	(146)
Non-cash stock-based compensation included in selling, general and administrative expenses	—	(221)	—	(767)
Non-cash stock-based compensation included in corporate expenses	(959)	(622)	(3,701)	(1,738)
Depreciation and amortization	(3,565)	(3,990)	(14,953)	(16,426)

Net income (loss)	9,521	7,697	(7,747)	13,601

Depreciation and amortization	3,565	3,990	14,953	16,426
Deferred income taxes	1,542	2,992	6,597	6,477
Amortization of debt issuance costs	209	578	1,647	2,284
Amortization of syndication contracts	137	151	587	707
Payments on syndication contracts	(263)	(329)	(1,258)	(1,698)
Non-cash stock-based compensation	1,253	888	4,771	2,651
(Gain) loss on debt extinguishment	141	2,513	29,675	3,743
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	(5,005)	(229)	(8,706)	(3,740)
(Increase) decrease in prepaid expenses and other assets	814	1,377	(509)	321
Increase (decrease) in accounts payable, accrued expenses and other liabilities	2,856	6,726	(7,255)	(740)

Net cash provided by (used in ) operating activities	$14,770	$26,354	$32,755	$40,032

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2013	2012	2013	2012
Consolidated adjusted EBITDA (1)	$19,762	$25,342	$73,003	$76,863
Net interest expense (1)	3,389	8,036	22,940	33,037
Cash paid for income taxes	268	(1,174)	838	(365)
Capital expenditures (2)	2,606	2,854	10,174	9,356

Free cash flow (1)	13,499	15,626	39,051	34,835

Capital expenditures (2)	2,606	2,854	10,174	9,356
Non-cash interest (expense) income relating to amortization of debt finance costs	(209)	(578)	(1,647)	(2,284)
Non-cash income tax (expense) benefit	(1,542)	(2,992)	(6,597)	(6,477)
Gain (loss) on debt extinguishment	(141)	(2,513)	(29,675)	(3,743)
Amortization of syndication contracts	(137)	(151)	(587)	(707)
Payments on syndication contracts	263	329	1,258	1,698
Non-cash stock-based compensation included in direct operating expenses	(294)	(45)	(1,070)	(146)
Non-cash stock-based compensation included in selling, general and administrative expenses	—	(221)	—	(767)
Non-cash stock-based compensation included in corporate expenses	(959)	(622)	(3,701)	(1,738)
Depreciation and amortization	(3,565)	(3,990)	(14,953)	(16,426)

Net income (loss)	$9,521	$7,697	$(7,747)	$13,601

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.